                                                                    EXHIBIT 9(b)


                                   APPENDIX A
                                     to the
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                                    between
                           Compass Capital Funds(SM)
                          (previously The PNC(R) Fund)
                                      and
                                   PFPC Inc.
                                      and
                           Compass Distributors, Inc.

______________________________________________________________________________

Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

U.S. Treasury Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Municipal Money Market Portfolio (Institutional Shares, Services Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

North Carolina Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Virginia Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Managed Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Government Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Government Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Core Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Low Duration Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Multi-Sector Mortgage Securities Portfolio III (Institutional Shares)

Large Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Large Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Index Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Balanced Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Select Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Emerging Markets Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

BlackRock Strategic Portfolio I (Institutional Shares)

BlackRock Strategic Portfolio II (Institutional Shares)

International Small Cap Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Micro-Cap Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

GNMA Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Delaware Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Kentucky Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Release.  "Compass Capital Funds" and "Trustees of Compass Capital Funds" refer
-------
respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "Compass Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

                                 [End of Text]

Agreed to and accepted as of ________________, 1998.

COMPASS CAPITAL FUNDS(SM)

By:___________________________
Name:
Title:


PFPC INC.

By:___________________________
Name:
Title:


COMPASS DISTRIBUTORS, INC.

By:___________________________
Name:
Title:

                                  APPENDIX B
                                  ----------

                          Administration Fees Payable
                    With Respect to Compass Capital Funds(SM)



I.       Portfolios                                   Fund-Based Administration Fees
         ----------                                   ------------------------------
All Portfolios.                                       Administrators are entitled to receive a
                                                      combined fee, computed daily and payable
                                                      monthly, at an annual rate of .085% of the
                                                      first $500 million of each Portfolio's average
                                                      daily net assets; .075% of the next $500
                                                      million of each Portfolio's average daily net
                                                      assets; and .065% of each Portfolio's average
                                                      daily net assets in excess of $1 billion.

II.      Portfolios                                   Class-Specific Administration Fee
         ----------                                   ---------------------------------

Managed Income, Core Bond, Intermediate               Administrators are entitled to receive a
Government Bond, Tax-Free Income, New                 combined fee, computed daily and payable
Jersey Tax-Free Income, Ohio Tax-Free                 monthly, at the following maximum annual
Income, Pennsylvania Tax-Free Income,                 rates based on the average daily net assets
Low Duration Bond, Intermediate Bond,                 allocated to each respective class of shares:
International Bond, Government Income,                .115% of the first $500 millon of average
Multi-Sector Mortgage Securities Portfolio            daily net assets allocated to a class of shares,
III, BlackRock Strategic Portfolio I,                 .105% of the next $500 million of such
BlackRock Strategic Portfolio II, GNMA,               average daily net assets, and .095% of all
Delaware Tax-Free Income and Kentucky                 average daily net assets allocated to a class
Tax-Free Income Portfolios.                           of shares in excess of $1 billion.

Money Market, Municipal Money Market,                 Administrators are entitled to receive a
U.S. Treasury Money Market, Ohio                      combined fee, computed daily and payable
Municipal Money Market, New Jersey                    monthly, at the following maximum annual
Municipal Money Market, Pennsylvania                  rates based on the average daily net assets
Municipal Money Market, North Carolina                allocated to each respective class of shares:
Municipal Money Market and Virginia                   .065% of the first $500 million of average
Municipal Money Market Portfolios.                    daily net assets allocated to a class of shares,
                                                      .055% of the next $500 million of such
                                                      average daily net assets, and .045% of all
                                                      average daily net assets allocated to a class
                                                      of shares in excess of $1 billion.


Large Cap Value Equity, Large Cap Growth              Administrators are entitled to receive a
Equity, Small Cap Value Equity,                       combined fee, computed daily and payable
International Equity, Index Equity,                   monthly, at the following maximum annual
Balanced, Small Cap Growth Equity, Select             rates based on the average daily assets
Equity, Mid-Cap Value Equity, Mid-Cap                 allocated to each class of shares:  .115% of
Growth Equity, International Emerging                 the first $500 million of average daily net
Markets, International Small Cap Equity and           assets allocated to a class of shares, .105%
Micro-Cap Equity Portfolios.                          of the next $500 million of such average
                                                      daily net assets and .095% of all average
                                                      daily net assets allocated to a class of shares
                                                      in excess of $1 billion.



Release.  "Compass  Capital Funds" and "Trustees of Compass  Capital Funds"
-------
refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "Compass Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

Agreed to and accepted as of

________________, 1998.

COMPASS CAPITAL FUNDS(SM)

By:_________________________
Name:
Title:

PFPC INC.

By:_________________________
Name:
Title:

COMPASS DISTRIBUTORS, INC.

By: _________________________
Name:
Title: